TERRY AMISANO LTD	AMISANO HANSON CHARTERED ACCOUNTANTS
KEVIN HANSON

November 20, 2003

U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re: Global-Wide Publication Ltd. The “Company” - Form SB-2 Registration Statement

Dear Sir/Madame:

As chartered accountants, we hereby consent to the inclusion or incorporation by reference in this Form SB-2 Registration Statement dated November 20, 2003, of the following:

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Our report to the Stockholders and Directors dated November 5, 2003 on the financial statements of the company as at September 30, 2003 and for the period from July 14, 2003 (inception) to September 30, 2003.

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Our report to the Stockholders and Directors dated November 5, 2003 on the financial statements of Marco Polo World News Inc. as of September 30, 2003 as at September 30, 2003 and for the period from October 1, 2003 to September 30, 2003.

Yours truly,

AMISANO HANSON

/s/ Amisano Hanson

Chartered Accountants

750 WEST PENDER STREET, SUITE 604	TELEPHONE:	604-689-0188
VANCOUVER CANADA	FACSIMILE:	604-689-9773
V6C 2T7	E-MAIL:	amishan@telus.net